Exhibit 99.1

Material Sciences Corporation 2200 East Pratt Blvd. Elk Grove Village, IL 60007 847/439-2210

MEDIA CONTACT:

Katie Wood

Edelman

312/240-2827

FOR IMMEDIATE RELEASE

MATERIAL SCIENCES CORPORATION NAMES JAMES FROISLAND AS

CHIEF FINANCIAL OFFICER

Elk Grove Village, IL – June 22, 2006 – Material Sciences Corporation (NYSE: MSC) announced today that its board of directors has appointed James M. Froisland senior vice president, chief financial officer, chief information officer and corporate secretary effective on June 21, 2006. Material Sciences is a leading provider of material-based solutions for acoustical and coated metal applications.

“We are pleased to welcome Jim to Material Sciences,” said Clifford D. Nastas, chief executive officer of Material Sciences Corp. “His extensive experience in senior financial positions with public companies, especially in strengthening financial systems and controls, will help Material Sciences achieve the goals we’ve outlined in our 360° of Value Creation plan.”

With a strong background in domestic and international finance, Mr. Froisland most recently served as senior vice president, chief financial officer and chief information officer for InteliStaf Healthcare, Inc., the nation’s largest, private provider of healthcare staffing services, in Oakbrook Terrace, Ill. He previously held senior financial positions at USA Broadband, Inc., Burns International Services Corp., Anixter International Inc., and Budget Rent A Car Corporation.

Mr. Froisland replaces Jeffrey J. Siemers as chief financial officer effective June 21, 2006. Mr. Siemers’ intention to resign to accept a position at another company was announced by Material Sciences on February 7, 2006.

Froisland earned a Masters in Business Administration in management information systems from the University of Minnesota in 1978 and Bachelors of Arts degrees in math and accounting from Luther College in 1973. He holds a Certified Public Accounting license in the state of Minnesota and is a member of the Illinois CPA Society, American Institute of Certified Public Accountants, and Financial Executives International.

About Material Sciences

Material Sciences Corporation is a leading provider of material-based solutions for acoustical and coated metal applications. MSC uses its expertise in materials, which it leverages through relationships and a network of partners, to solve customer-specific problems, overcoming technical barriers and enhancing performance. MSC differentiates itself on the basis of its strong customer orientation and knowledge of materials combined with the offer of specific value propositions that define how it will create and share economic value with its customers. The Company’s stock is traded on the New York Stock Exchange under the symbol MSC.

This news release contains forward-looking statements that are based on current expectations, forecasts and assumptions. MSC cautions the reader that the following factors could cause its actual outcomes and results to differ materially from those stated or implied in the forward-looking statements: impact of changes in the overall economy; changes in the business environment, including the transportation, building and construction, electronics and durable goods industries; competitive factors, including domestic and foreign competition for both acoustical and coated metal applications as well as changes in industry capacity; the Company’s ability to satisfy in a timely manner the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations adopted under them; the outcome of the SEC inquiry into material weaknesses reported in fiscal 2005; changes in laws, regulations, policies or other activities of governments, agencies or similar organizations (including the ruling under Section 201 of the Trade Act of 1974); the stability of governments and business conditions inside and outside of the U.S., which may affect a successful penetration of the Company’s products; acts of war or terrorism; acceptance of brake damping materials, engine components and body panel laminate parts by customers in North America and Europe; the successful completion and operation of the Applications Research Center; increases in the prices of raw and other material inputs used by the Company, as well as availability; the loss, or changes in the operations, financial condition or results of operations, of one or more of the Company’s significant customers; the impact of future warranty expenses; environmental risks, costs, recoveries and penalties associated with the Company’s past and present manufacturing operations; and other factors, risks and uncertainties identified in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended February 28, 2006, filed with the Securities and Exchange Commission on May 19, 2006 and as amended on May 23, 2006.

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